Exhibit 32.1


CERTIFICATION OF PRESIDENT/CHIEF EXECUTIVE OFFICER

Pursuant to section 906 of the Sarbanes-Oxkly Act of 2002 (18 U.S.C. ss. 1350), the undersigned, Edward C. Levine, President and Chief Executive Officer, of OCG Technology, Inc., a Delaware corporation, (the "Company"), does hereby certify, to his knowledge, that :

The Quarterly Report on Form 10-QSB for the period ended September 30, 2004 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ EDWARD C. LEVINE
    ---------------------------------
    Edward C. Levine,
    President/Chief Financial Officer
    November    , 2004

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